                                    EXHIBIT 1

                                WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT (this "AGREEMENT") is entered into as of January 16, 2001, by and between ORBITAL SCIENCES CORPORATION, a Delaware corporation (the "COMPANY"), and FLEET NATIONAL BANK, a national banking association, as Warrant Agent (together with any successors and assigns, the "WARRANT AGENT").

                                    RECITALS

                  A. WHEREAS, the Company was a defendant in a class-action lawsuit (the "CASE") filed in the United States District Court for the Eastern District of Virginia (the "COURT"), entitled In re Orbital Sciences Corp. Securities Litigation, Civil Action No. 99-197-A;

                  B. WHEREAS, in connection with the case and as part of the transactions to be consummated pursuant to the Stipulation of Settlement (the "SETTLEMENT"), the Company has agreed to issue Warrants for the purchase of an aggregate (subject to adjustment as herein provided) of 4,631,121 shares of Common Stock, par value $0.01 per share ("COMMON STOCK"), of the Company (each, a "WARRANT");

                  C. WHEREAS, by Order dated December 13, 2000, the Court approved the Settlement;

                  D. WHEREAS, the Settlement contemplates that the Company will enter into certain agreements, including, without limitation, this Agreement;

                  E. WHEREAS, the Company desires to issue the Warrants, each of which entitles the holder thereof to purchase one share of its Common Stock (each of said shares of Common Stock deliverable upon exercise of the Warrants, a "WARRANT SHARE"); and

                  F. WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, division, transfer, exchange and exercise of Warrants.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, to implement the terms of the Settlement, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants and any security into which they may be exchanged (the "HOLDERS"), the parties hereto covenant and agree as follows:


                                    SECTION 1

                                   DEFINITIONS

                  In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

                  "AGREEMENT" has the meaning specified in the introductory paragraph of this Warrant Agreement.

                  "ASSETS" has the meaning specified in Section 9.1(c) hereof.

                  "BUSINESS DAY" means a day other than (a) a Saturday or Sunday, (b) any day on which banking institutions located in the City of New York, New York are required or authorized by law or by local proclamation to close or (c) any day on which the New York Stock Exchange is closed.

                  "CASE" has the meaning specified in Recital A hereof.

                  "COMMERCIALLY REASONABLE EFFORTS," when used with respect to any obligation to be performed or term or provision to be observed hereunder, means such efforts as a prudent Person seeking the benefits of such performance or action would make, use, apply or exercise to preserve, protect or advance its (i.e., a Holder's) rights or interests; provided that such efforts do not require the Person whose performance or observance is required hereunder to incur a material financial cost or a substantial risk of material liability unless such cost or liability (i) would customarily be incurred in the course of performance or observance of the relevant obligation, term or provision, (ii) is caused by or results from the wrongful act or negligence of the Person whose performance or observance is required hereunder or (iii) is not excessive or unreasonable in view of the rights or interests to be preserved, protected or advanced. Such efforts may include, without limitation, the expenditure of such funds and retention by such Person of such accountants, attorneys or other experts or advisors as may be necessary or appropriate to effect the relevant action; the undertaking of any special audit or internal investigation that may be necessary or appropriate to effect the relevant action; and the commencement, termination or settlement of any action, suit or proceeding involving the Person whose performance or observance is required





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hereunder to the extent necessary or appropriate to effect the relevant action.

                  "COMMON STOCK" has the meaning specified in Recital B hereof.

                  "COURT" has the meaning specified in Recital A of this Agreement.

                  "CURRENT MARKET PRICE" has the meaning specified in Section 9.1(d)(i) hereof.

                  "EFFECTIVE DATE" has the meaning specified in Section 4.1 hereof.

                  "EXERCISE PERIOD" has the meaning specified in Section 4.1 hereof.

                  "EXERCISE PRICE" means $4.82 per share of Common Stock, as adjusted pursuant to Section 9 hereof.

                  "HOLDERS" has the meaning specified in the preamble to this Agreement.

                  "NASD" has the meaning specified in Section 4.2 hereof.

                  "NUMBER OF SHARES" has the meaning specified in Section 9.1(d)(ii) hereof.

                  "PERSON" means a natural person, a corporation, a partnership, a trust, a joint venture, any regulatory authority or any other entity or organization.

                  "PRICE PER SHARE" has the meaning specified in Section 9.1(d)(ii) hereof.

                  "PROCEEDS" has the meaning specified in Section 9.1(d)(ii) hereof.

                  "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated as of the date hereof, which is attached hereto as Exhibit 1.1.

                  "RIGHTS" has the meaning specified in Section 9.1(b) hereof.

                  "TRANSFER AGENT" has the meaning specified in Section 7 hereof.

                  "SEC" means the United States Securities and Exchange Commission, or any successor governmental agency or authority thereto.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SETTLEMENT" has the meaning specified in Recital B hereof.



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                  "SUBSIDIARY" has the meaning specified in Section 9.1(c)
hereof.

                  "WARRANT" has the meaning specified in Recital B hereof.

                  "WARRANT CERTIFICATE" has the meaning ascribed to such term in
Section 2.1 hereof.

                  "WARRANT REGISTER" has the meaning specified in Section 2.2 hereof.

                  "WARRANT SHARE" has the meaning specified in Recital E hereof.


                                    SECTION 2
                    FORM OF WARRANT; EXECUTION; REGISTRATION

                  2.1 FORM OF WARRANT; EXECUTION OF WARRANTS. The certificates evidencing the Warrants (the "WARRANT CERTIFICATES") shall be in registered form only and shall be in a form satisfying the requirements of the New York Stock Exchange. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents. The signature of any such officer on the Warrant Certificates may be manual or by facsimile. Any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate. Each Warrant Certificate shall be dated the date it is countersigned by the Warrant Agent pursuant to Section 2.3 hereof.

                  2.2 REGISTRATION. The Warrant Certificates shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Warrant Agent initially in Canton, Massachusetts (or such other place in the continental United States as the Warrant Agent shall from time to time notify the Company and the Holders in writing) (the "WARRANT REGISTER") as they are issued. The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

                  2.3 COUNTERSIGNATURE OF WARRANTS. The Warrant Certificates shall be countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. Warrant Certificates may be countersigned, however, by the Warrant Agent and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, any Vice President, the


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


Treasurer or the Secretary of the Company, countersign, issue and deliver Warrant Certificates entitling the Holders thereof to purchase not more than an aggregate of 4,631,121 Warrant Shares (subject to adjustment pursuant to Section 9 hereof) and shall countersign, issue and deliver Warrant Certificates as otherwise provided in this Agreement.


                                    SECTION 3
                        TRANSFER AND EXCHANGE OF WARRANTS

                  Subject to the terms hereof, the Warrant Agent shall initially countersign, register in the Warrant Register and deliver Warrants hereunder in accordance with the written instructions of the Company. Subject to the terms hereof and the receipt of such documentation as the Warrant Agent may reasonably require, the Warrant Agent shall thereafter from time to time register the transfer of any outstanding Warrants upon the Warrant Register upon surrender of the Warrant Certificate or Certificates evidencing such Warrants duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Certificates surrendered then entitles such Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged. Upon registration of transfer, the Company shall issue and the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto.

                  No service charge shall be made for any exchange or registration of transfer of a Warrant Certificate or of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp tax or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer pursuant to Section 5 hereof.

                  By accepting the initial delivery, transfer or exchange of Warrants, each Holder shall be deemed to agree to the terms of this Agreement as it may be in effect from time to time, including any amendments or supplements duly adopted in accordance with Section 16.3 hereof. A copy of this Agreement may be obtained by a Holder upon written request to the Company or the Warrant Agent.



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


                                    SECTION 4
                     TERM OF WARRANTS; EXERCISE OF WARRANTS;
                         REGISTRATION OF WARRANT SHARES

                  4.1 TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised, on any Business Day, from and after the later of the date the Warrants are issued to the initial Holders and the Effective Date (as defined below) and until 5:00 p.m., New York City time, on the third anniversary of such later date (the "EXERCISE PERIOD"), to receive from the Company the number of Warrant Shares which the Holder may at the time be entitled to receive upon exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares, and the Warrant Shares issued to a Holder upon exercise of its Warrants shall be duly authorized, validly issued, fully paid, nonassessable and shall not have been issued in violation of or subject to any preemptive rights. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of the expiration of the Exercise Period. As used herein, the term "EFFECTIVE DATE" means the first date on which the Company's Registration Statement (as defined in Section 4.3 below) is declared effective by the SEC.

                  4.2 EXERCISE OF WARRANTS. During the Exercise Period, except as such may be suspended from time to time as set forth in Section 4.3 hereof, each Holder may, subject to this Agreement, exercise from time to time some or all of the Warrants evidenced by its Warrant Certificate(s) by (i) surrendering to the Company at the principal office of the Warrant Agent such Warrant Certificate(s) with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc. (the "NASD"), and (ii) paying to the Warrant Agent for the account of the Company the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are exercised. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Warrant Agent and tender of payment of the aggregate Exercise Price is made. Payment of the aggregate Exercise Price shall be made in cash by wire transfer of immediately available funds to the Warrant Agent for the account of the Company or by certified or official bank check or checks to the order of the Company or by any combination thereof or by such other form or method of payment acceptable to the Warrant Agent.

                  Upon the exercise of any Warrants in accordance with this Agreement, the Company shall cause the Warrant Agent, on the Company's behalf, to issue and deliver with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for


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


the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions or cause the Warrant Agent to take such other actions at the Company's sole expense as are necessary to complete the exercise of the Warrants (including, without limitation, payment of any cash with respect to fractional interests required under Section 10.1 hereof). The certificate or certificates representing such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are exercised hereunder. Each Warrant Share, when issued upon exercise of the Warrants, shall be duly authorized, validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive rights.

                  In the event that less than all of the Warrants evidenced by a Warrant Certificate are exercised, the Holder thereof shall be entitled to receive a new Warrant Certificate or Certificates as specified by such Holder evidencing the remaining Warrant or Warrants, and the Warrant Agent is hereby irrevocably authorized by the Company to countersign, issue and deliver the required new Warrant Certificate or Certificates evidencing such remaining Warrant or Warrants pursuant to the provisions of this Section 4.2 hereof and of
Section 3 hereof. The Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf to the Company for such purpose.

                  Upon delivery of the Warrant Shares issuable upon exercise in accordance herewith and of any required new Warrant Certificates, the Company shall direct the Warrant Agent by written order to cancel the Warrant Certificates surrendered upon exercise. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner permitted by applicable laws and satisfactory to the Company in accordance with its written instructions to the Warrant Agent. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all amounts received by the Warrant Agent upon exercise of such Warrants.

                  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall at its sole expense supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.

                  4.3 REGISTRATION OF WARRANT SHARES; SUSPENSION OF EXERCISE PERIOD. The Company covenants that, to the extent required by the Registration Rights Agreement, it will use its Commercially Reasonable Efforts to keep a registration statement relating to the issuance of the Warrant Shares (a "REGISTRATION STATEMENT") effective under the Securities Act, and will make a prospectus that satisfies all legal requirements (a "QUALIFYING PROSPECTUS") available to Holders; provided, however, that no shares of Common Stock shall be


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


issued, and the exercise of all Warrants shall be suspended, for all periods during which there is not an effective Registration Statement and/or there is not a Qualifying Prospectus available to Holders. The Company shall promptly notify the Warrant Agent of any such suspension, and the Warrant Agent shall have no duty, responsibility or liability in respect of any shares of Common Stock issued or delivered prior to its receipt of such notice. The Company shall promptly notify the Warrant Agent of the termination of any such suspension. The Company represents and warrants that the issuance of the Warrants is exempt from registration pursuant to Section 3(a)(10) of the Securities Act and, accordingly, the Warrants are transferable without registration under the Securities Act.


                                    SECTION 5
                                PAYMENT OF TAXES

                  The Company will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance and delivery of the Warrants and the initial issuance and delivery of the Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of the Warrants or involved in the issuance or delivery of any Warrant Shares in a name other than that of the Holder of the Warrants being exercised, and the Warrant Agent shall not register any such transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.


                                    SECTION 6
                    MUTILATED OR MISSING WARRANT CERTIFICATES

                  In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and at the direction of the Company by written order the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by the Company or the Warrant Agent, also reasonably satisfactory to them. An applicant for such a substitute Warrant Certificate shall also comply with such other reasonable procedures as the Company or the Warrant Agent may reasonably require.

                                    SECTION 7
                          RESERVATION OF WARRANT SHARES

                  There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, free of all preemptive rights, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock and every subsequent or other transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "TRANSFER AGENT") will be and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with each Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Company or a Transfer Agent, as the case may be, the certificate for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply its Transfer Agents with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in Section 10 hereof. The Company will furnish to its Transfer Agents a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 9.3 hereof. The Company will give the Warrant Agent prompt notice of any change in any Transfer Agent or any change of address of any Transfer Agent.

                  Before taking any action which would cause an adjustment pursuant to Section 9 reducing the Exercise Price, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.


                                    SECTION 8
                             STOCK EXCHANGE LISTINGS

                  The Company shall use its Commercially Reasonable Efforts (including requests for waivers) to have the Warrants listed on the New York Stock Exchange and failing that included for quotation in The Nasdaq National Market or listed on the American Stock Exchange, and shall use its Commercially Reasonable Efforts to maintain such listing or inclusion. In the event the Warrants do not qualify for such listing or inclusion, the Company will use its Commercially Reasonable Efforts (including, requests for waivers) to effect such inclusion or listing whenever the Warrants qualify therefor. Any such listing and inclusion shall be at the Company's sole expense. In connection with any such listing or inclusion, the Company shall (i) cause a CUSIP number to be provided for the Warrants, (ii) file with the SEC a registration statement under the Exchange Act with respect to all such Warrants and (iii) cause such registration statement to be declared effective and such effectiveness to be maintained for the term of the Warrants. Assuming that there will be at least 400 holders of the Warrants, the Company believes that, on the date of their original issuance, the Warrants will meet the objective criteria for listing on the New York Stock Exchange.


                                    SECTION 9
                      ADJUSTMENT OF EXERCISE PRICE; NUMBER
                  OF WARRANT SHARES AND SHARES OF CAPITAL STOCK
                       INTO WHICH WARRANTS ARE EXERCISABLE

                  The number and kind of securities purchasable upon the exercise of each Warrant, and the Exercise Price, shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter described.

                  9.1 MECHANICAL ADJUSTMENTS. The number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

                  (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. Subject to paragraphs (e) and (g) below, in case the Company shall (i) pay a dividend on its outstanding shares of Common Stock in shares of Common Stock or make a distribution of shares of Common Stock on its outstanding shares of Common Stock, (ii) make a distribution on its outstanding shares of Common Stock in shares of its capital stock other than Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue, by reclassification of its shares of Common Stock, other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity), then the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which such Holder would have owned or have been entitled to receive upon the happening of any of the events described above had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto. If a Holder is entitled to receive shares of two or more classes of capital stock of the Company pursuant to the foregoing upon exercise of Warrants, the allocation of the adjusted Exercise Price between such classes of capital stock shall be determined reasonably and in good faith by the Board of Directors of the Company. After such allocation, the exercise privilege and the Exercise Price with respect to each class of capital stock shall thereafter be subject to adjustment on terms substantially identical to those applicable to Common Stock in this Section 9. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the record date for such event or, if none, immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

                  (b)      ADJUSTMENT FOR RIGHTS ISSUE. Subject to paragraphs
(e) and (g) below, in case the Company shall issue rights, options or warrants (collectively, "RIGHTS") to all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock at a Price Per Share (as defined in paragraph (d) below) which is lower at the record date mentioned below than the then Current Market Price (as defined in paragraph (d) below) per share of Common Stock, the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the additional Number of Shares (as defined in paragraph (d) below) of Common Stock offered for subscription or purchase in connection with such Rights and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Rights plus the number of shares which the aggregate Proceeds (as defined in paragraph (d) below) received or receivable by the Company upon exercise of such Rights would purchase at the Current Market Price per share of Common Stock at such record date. Such adjustment shall be made whenever Rights are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive Rights.

                  (c) ADJUSTMENT FOR OTHER DISTRIBUTIONS. Subject to paragraphs (e) and (g) below, in case the Company shall distribute to all holders of its shares of Common Stock (x) evidences of indebtedness or assets (excluding cash dividends or distributions payable out of the consolidated earnings or surplus legally available for such dividends or distributions and dividends or distributions referred to in paragraphs (a) or (b) above) of the Company or any corporation or other legal entity a majority of the voting equity or equity interests of which are owned, directly or indirectly, by the Company (a "SUBSIDIARY"), or (y) shares of capital stock of a Subsidiary (such evidences of indebtedness, assets and securities as set forth in clauses (x) and (y) above, collectively, "ASSETS"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on the date of such distribution and the denominator of which shall be such Current Market Price per share of Common Stock less the fair value as of such record date as determined reasonably and in good faith by the Board of Directors of the

Company of the portion of the Assets applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (d) CURRENT MARKET PRICE; PRICE PER SHARE. For the purpose of any computation hereunder:

                  (i) the "CURRENT MARKET PRICE" per share of Common Stock at any date shall be the average of the daily closing prices for the 20 consecutive trading days preceding the date of such computation. The closing price for each day shall be (x) if the Common Stock shall be then listed or admitted to trading on the New York Stock Exchange, the closing price on the NYSE -Consolidated Tape (or any successor composite tape reporting transactions on the New York Stock Exchange) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, or if the Common Stock shall be listed on a stock exchange other than the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Common Stock have been traded during such 20 consecutive trading days) or (y) if the Common Stock is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by The Nasdaq National Market or any comparable system or, if the Common Stock is not included for quotation in The Nasdaq National Market or a comparable system, the average of the closing bid and asked prices as furnished by two members of the NASD selected reasonably and in good faith from time to time by the Board of Directors for that purpose. In the absence of one or more such quotations, the Current Market Price per share of the Common Stock shall be determined reasonably and in good faith by the Board of Directors of the Company.

                  (ii) "PRICE PER SHARE" shall be defined and determined according to the following formula:

                  P        =        R/N

                  where

                  P        =        Price Per Share;

                  R        =        the "PROCEEDS" received or receivable by the
                                    Company which (x) in the case of shares of Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of such shares; and (y) in the case of Rights with respect to shares of Common Stock, is the total amount received or receivable by the Company in consideration for the issuance and sale of Rights, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise, conversion or exchange thereof;
                                    provided that in each case the proceeds
                                    received or receivable by the Company shall be the net cash proceeds after deducting therefrom any compensation or expenses paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services; and

                  N        =        the "NUMBER OF SHARES," which (x) in the
                                    case of Common Stock is the number of shares issued; and (y) in the case of Rights with respect to shares of Common Stock, is the maximum number of shares of Common Stock initially issuable upon exercise, conversion or exchange thereof.

                  (e) MINIMUM ADJUSTMENT. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; provided that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a Warrant Share and the nearest cent.

                  (f) ADJUSTMENT IN EXERCISE PRICE. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant immediately prior to such adjustment shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment and the denominator of which shall be the number of Warrant Shares purchasable immediately thereafter.

                  (g) WHEN NO ADJUSTMENT REQUIRED. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under this Section 9.1 in connection with: (i) shares of Common Stock, options, rights, warrants or other securities issued pursuant to any plan adopted by the Company or its subsidiaries for the benefit of employees or directors; (ii) shares of Common Stock, options, rights, warrants or other securities issued pursuant to any rights issued pursuant to that certain Rights Agreement, dated as of October 22, 1998, between the Company and BankBoston, N.A., as the same may be amended or supplemented from time to time or pursuant to any successor share purchase rights plan adopted by the Company; or (iii) sales of Common Stock pursuant to a plan adopted by the Company for reinvestment of dividends or interest. Additionally, no adjustment need be made if the Company issues or distributes to each Holder of Warrants the shares, rights, options, warrants, evidences of indebtedness, assets or other securities referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised for the number of Warrant Shares for which Warrants are then exercisable prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares will be made for a change in the par value of the shares of Common Stock. If any action or transaction would require an adjustment of the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant pursuant to more than one paragraph of this Section 9, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (h) SHARES OF COMMON STOCK. For all purposes of this Agreement, the term "SHARES OF COMMON STOCK" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or
(ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 9.1, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms substantially identical to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (g) above, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to any such other securities.

                  (i) EXPIRATION OF RIGHTS, ETC. Upon the expiration of any Rights or conversion or exchange or exercise rights, if any thereof shall not have been exercised, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such Rights or conversion or exchange or exercise rights and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such Rights or conversion or exchange or exercise rights whether or not exercised; provided that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such Rights or conversion or exchange or exercise rights.

                  9.2 VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may, at its option and at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

                  9.3 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of Warrant Shares is adjusted as herein provided, the Company shall cause the Warrant Agent promptly to mail to each Holder, at the sole expense of the Company by first class mail, postage prepaid, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth in reasonable detail the computations by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder requesting an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant Shares or other stock or property purchasable on exercise of Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

                  9.4 PRESERVATION OF PURCHASE RIGHTS UPON MERGER OR CONSOLIDATION. In case of any consolidation of the Company with or merger of the Company into another entity, the Company or such successor entity shall execute and deliver to the Warrant Agent an agreement, which shall be binding on the Holders, that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action (after giving effect to any applicable adjustments under Section 9.1 hereof) to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action. The Company shall at its sole expense mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be substantially identical to the adjustments provided for in this
Section 9. In addition, the Company shall not merge or consolidate with or into any other entity, unless the successor entity (if not the Company) shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Warrant Agent in its sole judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this Section 9.4 shall similarly apply to successive consolidations or mergers.

                  9.5 STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same Exercise Price and number and kind of Warrant Shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  9.6 NO IMPAIRMENT. The Company shall not, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms and provisions of this Agreement, amend its Certificate of Incorporation or engage in any reclassification, reorganization, consolidation, merger, dissolution, liquidation, issue, sale or exchange of securities or any other voluntary action, but will at all times in good faith assist in the implementation of all such terms and provisions and in the taking of all such actions as may be necessary or appropriate in order to enable the Holders to realize the benefits of this Agreement, the Warrant Certificate and the Registration Rights Agreement.


                                   SECTION 10
                              FRACTIONAL INTERESTS

                  Neither the Company nor the Warrant Agent shall be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrants so exercised. If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of any Warrant, the Company shall pay an amount in cash equal to the closing price for one share of Common Stock on the date the Warrant Certificate is presented for exercise (determined in accordance with the second sentence of Section 9.1(d)(i) hereof), multiplied by such fraction.

                                   SECTION 11
                  NO RIGHTS AS STOCKHOLDERS, NOTICES TO HOLDERS

                  Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                  In case

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution to all holders of shares of Common Stock of securities or assets (other than cash dividends); or

                  (c) of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of a substantial portion of the assets of the Company for which approval of any stockholders of the Company is required, or of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder at its address appearing on the Warrant Register, at least twenty (20) days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or distribution are to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (iii) the date on which any such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, as well as the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, or winding up. The failure to give the notice required by this Section 11 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up or action, or the vote upon any of the foregoing.


                                   SECTION 12
                            PAYMENTS IN U.S. CURRENCY

                  All payments required to be made hereunder shall be made in lawful money of the United States of America.


                                   SECTION 13
                           MERGER OR CONSOLIDATION OR
                         CHANGE OF NAME OF WARRANT AGENT

                  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporation trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall be fully valid and effective as provided therein and in this Agreement.

                                   SECTION 14
                          APPOINTMENT OF WARRANT AGENT

                  The Company hereby appoints the Warrant Agent to act as agent for the Company hereunder and in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.

                  The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of the Warrant Certificates, shall be bound:

                  14.1 CORRECTNESS OF STATEMENTS. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates or Warrants except as herein otherwise provided.

                  14.2 BREACH OF COVENANTS. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

                  14.3 PERFORMANCE OF DUTIES. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any attorney or agent (which shall not include an employee of the Warrant Agent) appointed with due care.

                  14.4 RELIANCE ON COUNSEL. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  14.5 PROOF OF ACTION TAKEN. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  14.6 COMPENSATION. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement (including but not limited to legal fees and expenses), and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent or any of its agents in the performance of its duties under this Agreement, except as a result of the Warrant Agent's gross negligence or willful misconduct as determined in a final judgment of a court of competent jurisdiction and authority. The Company's obligations under this
Section 14.6 and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement.

                  14.7 LEGAL PROCEEDINGS. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred or any liabilities which may arise, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any Holder under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                  14.8 OTHER TRANSACTIONS IN SECURITIES OF THE COMPANY. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or any other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

                  14.9 LIABILITY OF WARRANT AGENT. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

                  14.10 RELIANCE ON DOCUMENTS. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  14.11 VALIDITY OF AGREEMENT. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof) or any Warrant; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other securities) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other securities) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or any Assets or other property issuable upon exercise of any Warrant.

                  14.12 INSTRUCTIONS FROM COMPANY. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in accordance with instructions of any such officer or officers.


                                   SECTION 15
                             CHANGE OF WARRANT AGENT

                  The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company thirty (30) days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent and the Holders from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who shall with such notice submit his Warrant Certificate or Certificates for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or such a court, shall be a bank or trust Company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment and acceptance of such appointment in writing, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this
Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. In the event of such resignation or removal, the successor Warrant Agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor Warrant Agent.


                                   SECTION 16
                                  MISCELLANEOUS

                  16.1 NOTICES. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at 21700 Atlantic Boulevard, Dulles, Virginia 20166,
Attention: General Counsel, Facsimile No.: (703) 406-5572, or (b) to the Warrant Agent, at its offices c/o EquiServe at 150 Royall Street, Canton, Massachusetts 02021 Attention: Orbital Account Manager, Facsimile No.: (781) 575-2549. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

                  Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses in the Warrant Register. The initial address of each Holder shall be as provided by the Company to the Warrant Agent. Any Holder may change its address by notice to the Company and the Warrant Agent given in accordance with this Section 16.1.

                  16.2 CANCELLATION OF WARRANTS. In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

                  16.3 SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement, the Warrants and the Warrant Certificates without approval of any Holder, in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to comply with the requirements of any national securities exchange or The Nasdaq National Market (including but not limited to the deletion of Section 9.2), or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and this Agreement. Any other supplement or amendment to this Agreement may be made with the approval of the Holders of a majority of the then outstanding Warrants; provided, however, that any such amendment or supplement that (i) increases the Exercise Price; (ii) decreases the number of shares of Common Stock issuable upon exercise of a Warrant; or (iii) shortens the period during which the Warrants may be exercised shall require the consent of each Holder of a Warrant affected thereby.

                  16.4 SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the Company or the Warrant Agent and their respective successors hereunder.

                  16.5 APPLICABLE LAW. This Agreement, the Warrants, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (excluding the choice of law rules thereof).

                  16.6 BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective assigns and the Holders.

                  16.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute an original.

                  16.8 CAPTIONS. The captions of the sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

                                    * * * * *

                                   SIGNATURES

                  IN WITNESS WHEREOF, each of the undersigned have duly caused this Agreement to be executed on their behalf as of the day and year first above written.

                                    ORBITAL SCIENCES CORPORATION



                                     By: /s/ Kenneth H. Sunshine
                                             -------------------
                                     Name:   Kenneth H. Sunshine
                                             -------------------
                                     Title:  Senior Vice President and Treasurer
                                             -----------------------------------



                                      FLEET NATIONAL BANK



                                      By:  /s/ Tyler Haynes
                                           ----------------
                                      Name:  Tyler Haynes
                                             ------------
                                      Title: Managing Director
                                             -----------------